Exhibit 23.1


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we consent to the incorporation in this registration statement of our reports dated January 25, 1995 included or incorporated by reference in Danaher Corporaion's Form 10-K for the year ended December 31, 1994 and to all references to our Firm in this registration statement.




                              ARTHUR ANDERSEN LLP

Washington, D.C.
March 20, 1995